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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED
                                (April 21, 1999)

                                     BYLAWS

                                       OF

                         RESOURCE BANKSHARES CORPORATION

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                                    ARTICLE I

                          Meetings of the Shareholders
                          ----------------------------

         Section 1.1 Annual Meetings. The annual meeting of the shareholders for
                     ---------------
the election of Directors and for the transaction of such other business as may come before the annual meeting shall be held at such time on such business day as shall be designated in a writing given to the Secretary by the Chairman of the Board of Directors or the President or designated in a resolution of the Board of Directors.

         Section 1.2 Special Meetings. Special meetings of the shareholders for
                     ----------------
any purpose or purposes may be called at any time by the Board of Directors on its motion or on the motion of the Chairman of the Board of Directors, the President or such other person or persons authorized to do so by law. Special meetings of the shareholders may also be called at the written request of the holders of twenty-five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the laws of the Commonwealth of Virginia. Upon such call the Board of Directors shall fix the date of such special meeting.

         Section 1.3 Place of Meetings. The annual meeting and any special
                     -----------------
meeting of the shareholders shall be held at such place, within or without the Commonwealth of Virginia, as shall be designated in a writing given to the Secretary by the Chairman of the Board of Directors or the President, or designated in a resolution of the Board of Directors.

         Section 1.4 Notice of Meetings. Written notice stating the place, day
                     ------------------
and hour of a meeting of the shareholders, the purpose or purposes for which such meeting is called, shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of such meeting either personally or by mail, or by private carrier, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary or other person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. Notwithstanding the foregoing, notice of a meeting of the shareholders to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or disposition of all or substantially all of the Corporation's property or the dissolution of the Corporation shall be given not less than twenty-five (25) calendar days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation at the close of business on the record date established by resolution of the Board of Directors for such meeting pursuant to Section 1.5 of these Bylaws.

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         Section 1.5 Fixing the Record Date. For the purpose of determining the
                     ----------------------
shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors by resolution shall fix in advance a date as the record date for any such determination of the shareholders, such date in any case to be not more than seventy (70) calendar days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken. If no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, or the shareholders entitled to receive payment of a dividend, the close of business on the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders of record. When a determination of the shareholders entitled to vote at a meeting of the shareholders has been made as provided herein, such determination shall apply to any adjournment of such meeting. Any determination of the shareholders of record to be made for any purpose on a certain date shall be made as of the close of business on such date.

         Section 1.6 Shareholder Lists. At least ten (10) calendar days before
                     -----------------
each meeting of the shareholders, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting, with the address and number of shares held by each, which list shall be arranged by voting group, if any, and within each voting group by class or series, if any, of shares. Such shareholder list shall be kept on file at the principal office of the Corporation or the office of the registrar and transfer agent of the Corporation for a period of ten (10) calendar days prior to such meeting, and shall be subject to inspection at any time during usual business hours by any person who (i) has been a shareholder of record for at least six (6) months immediately preceding his demand or is the holder of record of at least five percent (5%) of all of the outstanding shares, (ii) makes a demand in good faith and for a proper purpose,
(iii) describes with reasonable particularity his purpose and the shareholder list he desires to inspect and (iv) the shareholder list is directly connected with his purpose. Such list shall also be produced and kept open at the time and place of such meeting of the shareholders and shall be subject to inspection by any shareholder during the whole time of such meeting for the purposes of such meeting.

         Section 1.7 Quorum. Except as otherwise required by law, a majority of
                     ------
the shares entitled to vote represented in person or by proxy shall constitute a quorum of such group of shareholders at a meeting of the shareholders. If less than a quorum be so represented at a meeting of the shareholders, then a majority of the shares so represented may adjourn the meeting from time to time without further notice but may take no other action. At such adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting originally called. Once a share is represented for any purpose at a meeting of the shareholders, it shall

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be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or shall be, set for that adjourned meeting.

         Section 1.8  Proxies. At each meeting of the shareholders, a
                      -------
shareholder entitled to vote may vote in person or by proxy executed in writing by such shareholder or his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from its date, unless otherwise expressly provided in the proxy.

         Section 1.9  Voting of Shares. If a quorum is present at a meeting of
                      ----------------
the shareholders, action on a matter other than election of directors shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless a vote of a greater number is required by the Corporation's Articles of Incorporation or law. If a quorum is present at a meeting of the shareholders, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election.

         The attendance at any meeting of the shareholders by a shareholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless such shareholder shall in writing so notify the Secretary prior to the voting of the proxy. The holders of shares of common stock of the Corporation entitled to vote for the election of directors and for all other purposes shall have one vote for each share of common stock of the Corporation which they hold.

         Voting on all matters shall be by voice vote or by a show of hands unless the holders of fifteen percent (15%) of the shares represented at a meeting shall, prior to the voting on any particular matter, demand a ballot vote on that particular matter.

         Section 1.10 Presiding Officers. Meetings of the shareholders shall be
                      ------------------
presided over by the Chairman of the Board of Directors unless he is absent or requests the President to preside, in which event the President shall preside. If neither the Chairman of the Board of Directors nor the President is present, a chairman chosen at the meeting shall preside. The Secretary or, in his absence, a person selected at the meeting, shall act as the secretary of the meeting.

         Section 1.11 Actions Taken by Written Consent of the Shareholders. Any
                      ----------------------------------------------------
action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting (and without action by the board of directors) if one or more written consents, describing the action so taken, shall be signed by all of the shareholders entitled to vote on the action and delivered to the secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be

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effective according to its terms when all consents are in possession of the
Corporation. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation. Action taken by unanimous written consent is effective as of the date specified therein provided the consent states the date of execution by each shareholder. If the Act requires that notice of proposed action be given to non-voting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required to be sent to non-voting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

                                   ARTICLE II
                               Board of Directors
                               ------------------

         Section 2.1 General Powers. The Board of Directors shall have
                     --------------
responsibility for the management of the property, affairs and business of the Corporation, subject to any requirement of actions by the shareholders made in the Articles of Incorporation of the Corporation or by law. In carrying out its responsibility, the Board of Directors shall elect such officers and appoint, or cause to be appointed, such other agents and hall delegate, or cause to be delegated, to them such authority and duties in the management of the Corporation as is provided in these Bylaws or as may be determined, from time to time, by resolution of the Board of Directors not inconsistent with these Bylaws.

         Section 2.2 Number of Directors. The number of directors shall be
                     -------------------
between five (5) and fifteen (15). The actual number of directors may be increased or decreased from time to time within this range by the Board of Directors by resolution of the Board. Only the shareholders may increase or decrease the range in the number of directors. No decrease in number shall have the effect of shortening the term of any incumbent director.

         Section 2.3 Resignations; Removals. Any director may resign at any time
                     ----------------------
by giving written notice to the Board of Directors, its Chairman, the President or the Secretary. Any resignation shall become effective when the notice is delivered, unless the notice specifies a later effective date. The acceptance of such resignation shall not be necessary to make it effective, unless otherwise specified therein, in which event the resignation shall take effect upon its acceptance by the Board of Directors, unless the notice specifies a later effective date. Any director may be removed with or without cause at any time by the shareholders of the Corporation, at a special meeting of the shareholders called for that purpose.

         Section 2.4  Vacancies.  Any vacancy in the Board of Directors
                      ---------
occurring by reason of an increase in the number of directors, or by reason of the death, resignation,

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disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

         Section 2.5  Nomination of Directors.
                      -----------------------

                  a.   Eligibility. Only persons who are selected and
                       -----------
recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section 2.5, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this
Section 2.5. Nominations by shareholders shall be made by written notice (a "Nomination Notice"), which shall set forth the following information: (1) as to each individual nominated, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any Company registered as a investment company under the Investment Company Act of 1940, as amended, (v) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and
(vi) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the Nomination Notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Corporation's books (if they so appear), (iii) the class and number of shares of the Corporation that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of common stock of the

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Corporation entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  b.    Shareholder Nomination Notice. Nomination Notices shall
                        -----------------------------
be delivered to the Secretary at the principal executive office of the Corporation not later than (i) 45 days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders (or, if the date of the annual meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before the Corporation mails its proxy materials for the current year) or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

         Section 2.6  Annual Meetings. An annual meeting of the Board of
                      ---------------
Directors shall be held immediately following each Annual Meeting of shareholders that is held pursuant to Section 1.1 of the Bylaws.

         Section 2.7  Regular Meetings. The Board of Directors may provide, by
                      ----------------
resolution, for the holding of regular meetings in addition to the annual meetings of the Board Directors.

         Section 2.8  Special Meetings. Special meetings of the Board of
                      ----------------
Directors shall be held upon the call of the Chairman of the Board of Directors, the President or any three (3) directors.

         Section 2.9  Place of Meetings. All meetings of the Board of Directors
                      -----------------
shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as designated by the person or persons calling the meeting and specified in the notice thereof, and at such time as the Board of Directors may provide by resolution or as may be designated in a duly executed notice or waiver of notice of such meeting.

         Section 2.10 Notice of Meetings. Annual and regular meetings of the
                      ------------------
Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least forty-eight (48) hours before the meeting, give notice

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thereof by any usual means of communication. Notices of special meetings shall specify the purpose or purposes for which the meeting is called.

         Section 2.11 Quorum. Two-thirds (2/3) of the number of directors then
                      ------
in office immediately before a meeting begins shall constitute a quorum for the transaction of business at such meeting of the Board of Directors. A majority of the directors present at the time and place of any regular or special meeting of the Board, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

         Section 2.12 Manner of Acting. Except as may be otherwise provided in
                      ----------------
these Bylaws or by law, the act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, a vote of two-thirds (2/3) of the directors then in office shall be required with respect to the following matters: (i) amendments to these bylaws, (ii) acquisition or merger transactions that require Board approval under applicable law, (iii) authorization to construct a new building, (iv) capital expenditures greater than $100,000, (v) removal of the President or any Executive Vice President from their respective positions, (vi) adoption of an annual budget, (vii) approval of contracts with a value of over $50,000 or (viii) approval of any contracts between the Company and a director or officer or any loans between the Company's banking subsidiaries and any director or officer.

         Section 2.13 Actions Taken by Written Consent of the Directors. Any
                      -------------------------------------------------
action which may be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents, in writing, setting forth the action so taken, shall be signed by all of the directors, either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action so taken. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date, in which event an action so taken shall be effective on the date specified therein, provided the consent states the date of execution by each director. Any such consent shall have the same force and effect as a unanimous vote of the directors.

         Section 2.14 Participation in Meetings Through Use of Communication
                      ------------------------------------------------------
Devices. Any or all directors may participate in a regular or special meeting of
-------
the Board of Directors by, or conduct the meeting through, the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. A written record shall be made of any action taken at a meeting conducted by such means of communication.

         Section 2.15 Contracts:
                      ---------

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              (a) No contract or other transaction between the Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of the Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

              (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of the Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

                                   ARTICLE III
                                   Committees
                                   ----------

         Section 3.1 Executive Committee. The Board of Directors, by resolution
                     -------------------
adopted by a majority of the Directors then in office, may designate an Executive Committee which shall consist of not less than two Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, a plan of exchange under which the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the Corporation, or revocation of voluntary dissolution proceedings, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

         Section 3.2 Audit Committee. The Board of Directors, by resolution
                     ---------------
adopted by a majority of the directors then in office, shall designate an Audit Committee to consist of at least two (2) directors designated in such resolution. The majority of the Board of Directors then in office shall have the power at any time, or from time to time, to change the membership of, and fill vacancies in, the Audit Committee. The Audit Committee shall recommend to the Board of Directors the engagement or discharge of independent auditors,

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review with the independent auditors the plan and results of the audit engagement, approve services performed for the Corporation by the independent auditors, review the degree of independence of the auditors, consider the range of audit and non-audit fees, review the results of the Corporation's internal audit reports and perform such other tasks as may be specified in a resolution of the Board of Directors.

         Section 3.3 Other Committees. The Board of Directors, by resolution
                     ----------------
adopted by a majority of the directors then in office, may designate such other committees with such authority as may be properly delegated to such committees and as may be specified in such resolution. The number of members of each committee shall be not less than two (2).

         Section 3.4 Rules of Committee Procedure. All members of committees
                     ----------------------------
shall be members of the Board of Directors and shall serve on the committees at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the directors then in office (excluding the director upon whose removal the Board of Directors is voting), may remove a director from one or more committees. Each committee shall have a chairman who may be designated by the Board of Directors or, if not so designated, who shall be selected from its membership by the members of the committee. Each committee shall have a secretary who shall be elected by the members of the committee and who may or may not be a member of the committee or a director. Except as provided in these Bylaws, the provisions of these Bylaws governing the procedures, meetings, action without meetings, notice and waiver of notice and quorum and voting requirements of the Board of Directors shall apply to committees and their members. To the extent not inconsistent with these Bylaws, each committee shall make its own rules of procedure.

                                   ARTICLE IV
                                    Officers
                                    --------

         Section 4.1 Officers. The officers of the Corporation shall be a
                     --------
Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and other officers as may be determined and elected, from time to time, by the Board of Directors. The same person may hold any two offices, except the offices of President and Secretary.

         Section 4.2 Chairman of the Board of Directors. The Chairman of the
                     ----------------------------------
Board of Directors shall be a director and shall have the power and responsibility for carrying out the policies of the Board of Directors and shall be the chief executive officer of the Corporation. The Chairman of the Board of Directors shall possess such other powers and perform such other duties as may be incident to the office of Chairman of the Board of Directors or prescribed by resolution of the Board of Directors.

         Section 4.3 President. The President shall be the chief operating
                     ---------
officer of the Corporation and, subject to the direction of the Board of Directors, shall have general

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supervision over the business and affairs of the Corporation. The President shall possess such other powers and perform such other duties as may be incident to the office of President or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors.

         Section 4.4 Vice Presidents. Each of the Vice Presidents, if any, shall
                     ---------------
possess such powers and perform such duties as may be incident to the office of Vice President or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors or the President.

         Section 4.5 Secretary. The Secretary shall be ex officio secretary of
                     ---------
the Board of Directors and of all other committees unless the Board of Directors or such committee shall designate some other person to act as its secretary. The Secretary shall keep the minutes of all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors if he is acting as secretary of the meeting and shall prepare and give, or cause to be prepared and given all notices of the Corporation. The Secretary shall have charge of the corporate seal, the stock certificate books, stock transfer books and such books, records and papers as the Board of Directors by resolution may direct. The Secretary shall also possess such other powers and perform such other duties as may be incident to the office of Secretary or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, or any Vice President. The Assistant Secretaries, if any, shall possess such powers and perform such duties as may be incident to the office of Assistant Secretary or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, any Vice President or the Secretary.

         Section 4.6 Treasurer. The Treasurer shall possess such powers and
                     ---------
perform such duties as may be incident to the office of Treasurer or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, or any Vice President. The Assistant Treasurer, if any, shall possess such powers and perform such duties as may be incident to the office of Assistant Treasurer or prescribed by resolution of the Board of Directors or delegated to him by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer.

         Section 4.7 Other Officers. The other officers, if any, shall be
                     --------------
elected by resolution of the Board of Directors, and shall possess such powers and perform such duties as may be prescribed by resolution of the Board of Directors or delegated to them by the Chairman of the Board of Directors, the President, any Vice President or such other officer whom they may be assisting.

         Section 4.8 Election of Officers. The officers of the Corporation shall
                     --------------------
be elected by the board of directors at their regular annual meeting. If any office becomes vacant or if any

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new office is created, the board of directors may, at any meeting, elect the person to fill such office until the next regular annual meeting of the board of directors.

                                    ARTICLE V
                              Certificates of Stock
                              ---------------------

         Section 5.1 Certificates for Shares. Certificates evidencing shares of
                     -----------------------
stock of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, or by any other officer authorized by resolution of the Board of Directors, and may (but need not) have affixed thereto the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation or an employee of the Corporation. All certificates for shares of stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares of stock represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

         Section 5.2 Transfer of Shares. Transfer of shares of the Corporation
                     ------------------
shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his duly authorized representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar. All certificates surrendered to the Corporation or its transfer agent for transfer shall be promptly canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE VI
                                  Miscellaneous
                                  -------------

         Section 6.1 Waiver of Notice. Unless otherwise provided by law,
                     ----------------
whenever any notice is required to be given to any Shareholder, director or member of any committee under the provision of these Bylaws or by law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A Shareholder, director or member of a committee of the Corporation who attends a meeting shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business at such meeting because the meeting is not lawfully called or convened.

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         Section 6.2 Dividends. Subject to applicable law, dividends may be
                     ---------
declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and within the guidelines and constraints set up by appropriate regulatory bodies.

         Section 6.3 Fiscal Year. The fiscal year of the Corporation shall begin
                     -----------
on January 1 and shall end on December 31 in each year.

         Section 6.4 Voting Shares of Other Corporations. The Chairman of the
                     -----------------------------------
Board of Directors and the President are severally authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation owned by the Corporation. The authority granted to the Chairman of the Board of Directors and the President in the preceding sentence may be exercised by them, or either of them, either in person or by any person authorized by them, or either of them, to do so. Notwithstanding the foregoing, the Board of Directors, in its discretion, may designate by resolution any additional or other person to vote or represent said shares of other corporations.

         Section 6.5 Seal. The seal of the Corporation shall be in such form as
                     ----
is approved by the Board of Directors by resolution, and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The Secretary, any Assistant Secretary and any other officers authorized by the Board of Directors by resolution shall be empowered to use and attest the corporate seal on all documents.

         Section 6.6 Registered Office. The registered office of the Corporation
                     -----------------
shall be such place within the Commonwealth of Virginia as the Board of Directors shall, from time to time, determine by resolution.

         Section 6.7 Other Offices. The Corporation shall have such office or
                     -------------
offices at such place or places as the Board of Directors may from time to time determine by resolution or as the business of the Corporation may require.

         Section 6.8 Compensation of Directors, Members of Committees of the
                     -------------------------------------------------------
Board of Directors and Officers. The compensation of the directors, members of
-------------------------------
committees of the Board of Directors and officers of the Corporation shall be fixed in such manner and on such basis as the Board of Directors shall, from time to time, determine by resolution.

         Section 6.9 Authorized Signatures. Checks, drafts and like instruments
                     ---------------------
drawn on funds belonging to the Corporation, and notes, acceptances and like instruments evidencing the obligation of the Corporation, shall be signed in the name and behalf of the Corporation by such officer or officers, agent or agents, as the board of directors shall, by resolution, determine.

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         Section 6.10 Amendments to Bylaws. Except as otherwise provided herein
                      --------------------
or by law, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by resolution of two-thirds (2/3) of directors then in office, but Bylaws made by the Board of Directors may be repealed or changed, and new Bylaws made, by the shareholders by a vote of shares representing at least two-thirds (2/3) of the stock of the Corporation entitled to vote in the election of directors, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors. Notwithstanding anything in the foregoing to the contrary, the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of these bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by shareholders. If any bylaws regulating an impending election of directors are adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

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